UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 11. 2009

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA	92625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former name and address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 1, 2009, Intercall Global Network SA (“IGN”), a Romanian company, and the Company entered into an agreement whereby the Company sold VoIP (Voice Over the Internet Protocol) carrier capacity to IGN and earned a fee calculated on VoIP carrier capacity consumption cost, for the use of the Company’s call routing switch and related call billing software and for collecting the payments from IGN’s customers.  The contract was non-exclusive for both parties.

During the period August 11 through 14, 2009, IGN ceased buying VoIP carrier capacity from the Company although IGN continued to use the Company’s call routing switch and related call billing software.  The Company expects to renegotiate a new service contract for use of the Company’s call routing switch and related call billing software based on the minutes used instead of VoIP carrier capacity consumption cost.

The Company accounts for the purchase and resale of VoIP carrier capacity as gross revenue under EITF 99-19.  The decision by IGN to purchase its VoIP carrier capacity elsewhere will materially reduce the revenues and cost of goods sold by the Company.  The difference between revenue and cost of goods sold is effectively the fee the Company collects for the service.  At this point, the Company is unable to determine if the change in the fee and fee structure will also be material.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Scott K Anderson, Jr.
Scott K Anderson, Jr.
Corporate Secretary

Date: August 16, 2009